UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2006

AMERIGAS PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13692	23-2787918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 N. Gulph Road

King of Prussia, Pennsylvania 19406

(Address of Principal Executive Offices) (Zip code)

(610) 337-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 10, 2006, AmeriGas Partners, L.P. (the “Partnership”), AP Eagle Finance Corp. (together with the Partnership, the “Co-Issuers”), AmeriGas Propane, L.P., an operating partnership of the Partnership, AmeriGas Propane, Inc., the general partner of the Partnership and AmeriGas Propane, L.P., AmeriGas Eagle Propane, L.P., an operating partnership of the Partnership, and AmeriGas Eagle Holdings, Inc., the general partner of AmeriGas Eagle Propane, L.P., entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Citigroup Global Markets Inc., as representative of the several underwriters, with respect to the issue and sale by the Co-Issuers of $350,000,000 7 1/8% Senior Notes Due 2016 (the “Notes”) in an underwritten public offering (the “Offering”). The Notes sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-130936). The closing of the Offering is expected to occur on January 26, 2006.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 10, 2006, by and among the Partnership, AP Eagle Finance Corp., AmeriGas Propane, L.P., AmeriGas Propane, Inc., AmeriGas Eagle Propane, L.P., AmeriGas Eagle Holdings, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P.

By:	AmeriGas Propane, Inc., its General Partner

/s/ MARGARET M. CALABRESE
Margaret M. Calabrese Assistant Secretary

January 13, 2006

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 10, 2006, by and among the Partnership, AP Eagle Finance Corp., AmeriGas Propane, L.P., AmeriGas Propane, Inc., AmeriGas Eagle Propane, L.P., AmeriGas Eagle Holdings, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named therein.

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